Exhibit 99.1

Pyxus International, Inc.	Tel: 919 379 4300
8001 Aerial Center Parkway	Fax: 919 379 4346
Post Office Box 2009	www.pyxus.com
Morrisville, NC 27560-2009
USA

NEWS RELEASE	Contact:	Joel Thomas
(919) 379-4300
Pyxus International, Inc. Reports Fiscal Year 2021 Third Quarter Results

Morrisville, NC – February 9, 2021 – Pyxus International, Inc. (OTC Pink: PYYX) (“Pyxus” or the “Company”), a global value-added agricultural company, today announced results for its fiscal quarter ended December 31, 2020.
Quarter Highlights:
•Sales and other operating revenues increased $16.3 million or 4.5% to $379.6 million for the three months ended December 31, 2020 from $363.3 million for the three months ended December 31, 2019.
•Gross profit as a percent of sales increased to 16.5% for the three months ended December 31, 2020 from 15.2% for three months ended December 31, 2019.
•Selling, general, and administrative expenses (“SG&A”) were $45.9 million for the three months ended December 31, 2020 and 2019.
•Net loss improved $13.8 million or 62.7% to $8.2 million for the three months ended December 31, 2020 from $22.0 million for the three months ended December 31, 2019.
•Adjusted EBITDA* improved $15.7 million or 64.9% to $39.9 million for the three months ended December 31, 2020 from $24.2 million for the three months ended December 31, 2019.
•Inventory decreased $100.1 million or 11.5% to $771.8 million as of December 31, 2020 from $871.9 million as of December 31, 2019.
•Notes payable to banks decreased $146.7 million or 25.3% to $433.6 million as of December 31, 2020 from $580.3 million as of December 31, 2019.

*Adjusted EBITDA is not a measure of results under generally accepted accounting principles in the United States. See the reconciliation tables included in this press release for details regarding the calculation of Adjusted EBITDA.

“Fiscal year 2021 continues to be a year of evolution for our business,” said Pieter Sikkel, Pyxus’ President and CEO. “Since the completion of our financial restructuring, we have undergone a strategic review of all business units and categories in which we operate in order to develop a stronger, more streamlined strategy to improve financial performance. We see the potential for increased leaf tobacco volume in fiscal year 2022 from countries including the United States and Brazil. In addition, the developments in the e-liquids category following the September 2020 PMTA submission deadline, paired with increased enforcement of PMTA regulation, provide an encouraging opportunity for potential future growth.

“The tobacco industry, like many other industries, has been impacted by the COVID-19 pandemic. We continue to experience disruption in our supply chain and distribution channels. While the volume of customer orders is in line with expectations and we have adequate supply of product to meet demand, we have been impacted by procedural delays with regards to fulfillment of customer orders. This has resulted in the timing of fulfillment of certain customer orders shifting to the fourth quarter of fiscal year 2021 and others to the first quarter of fiscal year 2022. Despite these challenges, we continue to manage our working capital closely and at December 31, 2020, inventory decreased $100.1 million or 11.5% to $771.8 million when compared to December 31, 2019. Additionally, we expect our uncommitted inventory to be near the midpoint of our stated range of $50-$150 million by fiscal year end.

“As we complete significant initiatives under the Global Operations Efficiency Program, we are beginning to see the benefits in reduced cost of goods and services sold as a percentage of sales and the flow through to gross profit. Additionally, going forward we expect to see positive impacts from reduced SG&A. Further, we are experiencing the benefits from the completion of our financial
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restructuring with $24.9 million of interest expense for the quarter, a $7.3 million or 22.7% reduction compared to the last year. In addition, we believe there are opportunities for growth in our current market segments with our customer base that, coupled with our financial restructuring and the Global Operations Efficiency Program, better position the Company for the post-COVID environment. We also look forward to sharing our enhanced global environmental, social and governance (“ESG”) strategy for how we intend to deliver performance in a compliant and sustainable manner. While fiscal year 2021 has presented significant challenges for our Company, the communities where we work and the world, we believe the year has been a critical step forward for our Company's long-term success so that we may continue to live by our purpose - to transform people's lives so that together we can grow a better world.”
Performance Summary for Three Months Ended December 31, 2020
Sales and other operating revenues increased $16.3 million or 4.5% to $379.6 million for the three months ended December 31, 2020 from $363.3 million for the three months ended December 31, 2019. This increase was due to a 5.4% increase in leaf volume and an increase in cannabinoid revenue attributable to sales occurring in most of the Canadian provinces as well as the launch of the GO! cannabinoid product line. These increases were partially offset by a 1.8% decrease in leaf average sales prices. The 5.4% increase in leaf volume was driven by the timing of shipments in North America and South America and was partially offset by a decrease in volume from smaller crop sizes in Africa and shipping delays in Africa caused by the COVID-19 pandemic. The 1.8% decrease in leaf average sales prices was attributable to product mix in Africa, Asia, and Europe having a lower concentration of lamina and was partially offset by product mix having a higher concentration of lamina in North America and changes in foreign exchange rates in Europe.

Cost of goods and services sold increased $8.9 million or 2.9% to $317.0 million for the three months ended December 31, 2020 from $308.1 million for the three months ended December 31, 2019. This increase was mainly due to the increase in sales and other operating revenues.

Gross profit as a percent of sales increased to 16.5% for the three months ended December 31, 2020 from 15.2% for three months ended December 31, 2019. This increase was attributable to lower conversion costs in South America and changes in foreign exchange rates in Europe. These increases were partially offset by product mix in Africa, Asia, and Europe having a lower concentration of lamina and higher conversion costs in Africa.

SG&A expenses were $45.9 million for the three months ended December 31, 2020 and 2019. The current year included $3.3 million of expenses associated with our emergence from the Chapter 11 Cases. The prior year included $1.9 million of costs incurred to evaluate and develop plans for a potential partial monetization of interests in subsidiaries in the Other Products and Services segment.

Restructuring and asset impairment charges increased $7.1 million to $7.8 million for the three months ended December 31, 2020 from $0.7 million for the three months ended December 31, 2019. This increase was attributable to employee separation and impairment charges related to restructuring of certain U.S. operations, which included our industrial hemp and CBD businesses, and the continued restructuring of certain African operations.

Interest expense decreased $7.3 million or 22.7% to $24.9 million for the three months ended December 31, 2020 from $32.2 million for the three months ended December 31, 2019. This decrease was driven by lower outstanding long-term debt balances as well as lower balances on the African seasonal lines of credit.

Liquidity and Capital Resources
The Company’s liquidity requirements are affected by various factors including crop seasonality, foreign currency and interest rates, green tobacco prices, customer mix, crop size and quality, branding, marketing, and advertising expenses to support growth of the Other Products and Services segment, legal and professional costs, and funding obligations under the debtor-in-possession facility extended to the Company's Canadian cannabis subsidiaries during the pendency of the proceedings they commenced under Canada's Companies' Creditors Arrangement Act in January 2021. As of December 31, 2020, the Company’s available credit lines and cash totaled $428.6 million, including $293.9 million of availability under foreign seasonal lines of credit.

Financial Results Investor Call
The Company will hold a conference call to report financial results for the period ended December 31, 2020, on February 9, 2021 at 5:30 P.M. ET. The dial in number for the call is (786) 789-4776 or (888) 394-8218 and the conference ID is 8106551. Those seeking to listen to the call may access a live broadcast on the Pyxus International website. Please visit www.pyxus.com 15 minutes in advance to register.
For those who are unable to listen to the live event, a replay will be available for five days by dialing (719) 457-0820 or (888) 203-1112 and entering the access code 8106551. Any replay, rebroadcast, transcript or other reproduction of this conference call, other than the replay accessible by calling the number above, has not been authorized by Pyxus International and is strictly prohibited. Investors should be aware that any unauthorized reproduction of this conference call may not be an accurate reflection of its contents.
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Fresh Start Reporting
In June 2020, the Company’s predecessor and certain of its domestic subsidiaries (the “Debtors”) voluntarily commenced cases (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code to implement a prepackaged Chapter 11 plan of reorganization in order to effectuate a financial restructuring, which plan or reorganization, as amended (the “Plan”), became effective on August 24, 2020 (the “Effective Date”). Upon the effectiveness of the Plan and the emergence of the Debtors from the Chapter 11 Cases, the Company determined it qualified for fresh start reporting under generally accepted accounting principles in the United States (“GAAP”), which resulted in the Company becoming a new entity for financial reporting purposes on the Effective Date. The Company elected to apply fresh start reporting using a convenience date of August 31, 2020. Due to the application of fresh start reporting, the pre-emergence and post-emergence periods are not comparable. The lack of comparability is emphasized by the use of a “black line” to separate the Predecessor and Successor periods in the Company’s condensed consolidated financial statements. References to “Successor” relate to the Company’s financial position and results of operations after August 31, 2020. References to “Predecessor” relate to the financial position and results of operations on or before August 31, 2020.

Cautionary Statement Regarding Forward-Looking Statements
Readers are cautioned that the statements contained in this report regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which are based on current expectations of future events, may be identified by the use of words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets,” and other words of similar meaning. These statements also may be identified by the fact that they do not relate strictly to historical or current facts. If underlying assumptions prove inaccurate, or if known or unknown risks or uncertainties materialize, actual results could vary materially from those anticipated, estimated, or projected. Some of these risks and uncertainties include:
•risks related to our indebtedness, including that the Company has substantial debt which may adversely affect it by limiting future sources of financing, interfering with its ability to pay interest, and principal on its indebtedness and subjecting it to additional risks, the Company requires a significant amount of cash to service indebtedness and its ability to generate cash depends on many factors beyond its control, the Company may not be able to refinance or renew its indebtedness, which may have a material adverse effect on its financial condition, the Company may not be able to satisfy the covenants included in its financing arrangements, which could result in the default of its outstanding debt obligations, and despite current indebtedness levels, the Company may still be able to incur substantially more debt, which could exacerbate further the risks associated with its significant leverage;
•risks and uncertainties relating to the “Chapter 11 Cases and the Company's liquidity and business strategy”, including but not limited to: whether the Company’s leaf tobacco customers, farmers and other suppliers might lose confidence in Pyxus as a result of the Chapter 11 Cases and may seek to establish alternative commercial relationships, whether, as a result of the Chapter 11 Cases, foreign lenders that have provided short-term operating credit lines to fund leaf tobacco operations at the local level may lose confidence in Pyxus and cease to provide such funding, uncertainty and continuing risks associated with the Company’s ability to achieve its goals and continue as a going concern, unanticipated developments with respect to liquidity needs and sources of liquidity could result in a deficiency in liquidity; and the Company’s Board of Directors, as reconstituted in connection with the Chapter 11 Cases, may implement changes in the Company’s business strategy that could affect the scope of its operations, including the countries in which it continues to operate and the business lines that it continues to pursue, and may result in the recognition of restructuring or asset impairment charges;
•risk and uncertainties related to the Company’s leaf tobacco operations, including changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, changes in relevant capital markets affecting the terms and availability of short-term seasonal financing, political instability, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products, changes in tax laws and regulations or the interpretation of tax laws and regulations, resolution of tax matters, adverse weather conditions, the impact of disasters or other unusual events affecting international commerce, and changes in costs incurred in supplying products and related services;
•risks and uncertainties related to the COVID-19 pandemic, including possible delays in shipments of leaf tobacco, including from the closure or restricted activities at ports or other channels, disruptions to the Company’s operations or the operations of suppliers and customers resulting from restrictions on the ability of employees and others in the supply chain to travel and work, border closures, determinations by Pyxus or shippers to temporarily suspend operations in affected areas, whether the Company’s operations that have been classified as “essential” under various governmental orders restricting business activities will continue to be so classified or, even if so classified, whether site-specific health and safety concerns related to COVID-19 might otherwise require operations at any of our facilities to be halted for some period of time, negative consumer purchasing behavior with respect to the Company’s products or the products of its leaf tobacco customers during periods of government mandates restricting activities imposed in response to the COVID-19 pandemic, and the extent to which the impact of the COVID-19 pandemic on the Company’s operations and the demand for its products may not coincide with impacts experienced in the United States due to the international scope of its
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operations, including in emerging and other markets in which the Company operates where the timing and severity of COVID-19 outbreaks and the pace of COVID-19 vaccinations may differ from those in the United States; and
•risks and uncertainties related to the Company’s business lines in its Other Products and Services segment, including that the new businesses have limited operating histories, are in newly developed markets, may not generate the results that the Company anticipates and have, and may continue to need significant investment to fund continued operations and expansion, that technologies, processes and formulations may become obsolete, the impact of increasing competition, uncertainties with respect to the development of the industries and markets of the business lines, including the level of consumer demand for such products, the potential for product liability claims, uncertainties with respect to the extent of consumer acceptance of the products offered by the business lines, the impact of regulation associated with the business lines, including the risk of obtaining anticipated regulatory approvals, and risks and uncertainties related to the proceeding initiated in January 2021 under Canada’s Companies’ Creditors Arrangement Act by the Company’s indirect subsidiaries in Canada that operates cannabis businesses, including whether the proposed sales processes with respect to these subsidiaries will be successfully completed within the anticipated time frames or at all and the extent of impairment that Pyxus may recognize with respect to its investment in these subsidiaries.

A further list and description of these risks, uncertainties, and other factors can be found in Part II, Item 1A "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the period ended December 31, 2020 and in its other filings with the Securities and Exchange Commission. The Company does not undertake to update any forward-looking statements that it may make from time to time.

About Pyxus International, Inc.
Pyxus International, Inc. is a global agricultural company with more than 145 years’ experience delivering value-added products and services to businesses and customers. Driven by a united purpose—to transform people’s lives, so that together we can grow a better world—Pyxus International, its subsidiaries and affiliates, are trusted providers of responsibly sourced, independently verified, sustainable and traceable products and ingredients. For more information, visit www.pyxus.com.
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Condensed Consolidated Statements of Operations

	Successor	Predecessor
(in thousands, except per share data)	Three months ended December 31, 2020	Three months ended December 31, 2019
Sales and other operating revenues	$379,560	$363,260
Cost of goods and services sold	317,032	308,133
Gross profit	62,528	55,127
Selling, general, and administrative expenses	45,943	45,911
Other income (expense), net	4,669	(401)
Restructuring and asset impairment charges	7,774	672
Operating income	13,480	8,143
Interest expense (includes debt amortization of $3,031 and $2,559, respectively)	24,898	32,200
Interest income	126	442
Loss before income taxes and other items	(11,292)	(23,615)
Income tax expense (benefit)	4,492	(914)
Income from unconsolidated affiliates	7,564	255
Net loss	(8,220)	(22,446)
Net loss attributable to noncontrolling interests	(55)	(453)
Net loss attributable to Pyxus International, Inc.	$(8,165)	$(21,993)

Loss per share:
Basic	$(0.33)	$(2.40)
Diluted	$(0.33)	$(2.40)

Weighted average number of shares outstanding:
Basic	25,000	9,166
Diluted	25,000	9,166

	Successor	Predecessor
(in thousands, except per share data)	Four months ended December 31, 2020	Five months ended August 31, 2020	Nine months ended December 31, 2019
Sales and other operating revenues	$497,394	$447,600	$1,022,911
Cost of goods and services sold	424,498	402,594	867,852
Gross profit	72,896	45,006	155,059
Selling, general, and administrative expenses	61,627	87,858	142,551
Other income (expense), net	2,736	(539)	4,061
Restructuring and asset impairment charges	8,991	566	892
Operating income (loss)	5,014	(43,957)	15,677
Debt retirement expense	—	828	—
Interest expense (includes debt amortization of $4,307, $4,082, and $7,478, respectively)	33,101	46,616	101,346
Interest income	180	1,426	2,966
Reorganization items:
Gain on settlement of liabilities subject to compromise	—	462,304	—
Professional fees	—	(30,526)	—
United States trustee fees	—	(970)	—
Write-off of unamortized debt issuance costs and discount	—	(5,303)	—
Issuance of exit facility shares and DIP financing fees	—	(208,538)	—
Other debt restructuring costs	—	(19,442)	—
Fresh start reporting adjustments	—	(91,541)	—
(Loss) income before income taxes and other items	(27,907)	16,009	(82,703)
Income tax (benefit) expense	(6,091)	292	25,238
Income from unconsolidated affiliates	7,798	2,358	6,728
Net (loss) income	(14,018)	18,075	(101,213)
Net loss attributable to noncontrolling interests	(540)	(962)	(905)
Net (loss) income attributable to Pyxus International, Inc.	$(13,478)	$19,037	$(100,308)

(Loss) earnings per share:
Basic	$(0.54)	$1.91	$(10.98)
Diluted	$(0.54)	$1.91	$(10.98)

Weighted average number of shares outstanding:
Basic	25,000	9,976	9,137
Diluted	25,000	9,992	9,137

RECONCILIATION OF ITEMS FOR THE COMBINED PERIODS ENDED DECEMBER 31, 2020

Pyxus International, Inc. (the “Company,” “we” or “us”) applied Financial Accounting Standards Board (“FASB”) ASC Topic 852 – Reorganizations (“ASC 852”) in preparing the condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the period ended December 31, 2020 (the “Form 10-Q”; capitalized terms not otherwise defined herein have the meanings given to them in the 10-Q). For periods subsequent to the commencement of the Chapter 11 Cases on June 15, 2020, ASC 852 requires distinguishing transactions associated with the reorganization separate from activities related to the ongoing operations of the business. Upon the effectiveness of the Plan and the emergence of the Debtors from the Chapter 11 Cases, the Company determined it qualified for fresh start reporting under ASC 852, which resulted in the Company becoming a new entity for financial reporting purposes on the August 24, 2020 Effective Date of the Plan. In the condensed consolidated financial statements included in the Form 10-Q, our financial results for the five months ended August 31, 2020 are referred to as those of the “Predecessor” and our financial results for the four months ended December 31, 2020 are referred to as those of the “Successor.” Our results of operations as reported in the condensed consolidated financial statements for these periods are prepared in accordance with fresh start reporting, which requires that we report on our results for the periods prior to the Effective Date separately from the period following the Effective Date. The Company elected to apply fresh start reporting using a convenience date of August 31, 2020. The Company evaluated and concluded the events between August 24, 2020 and August 31, 2020 were not material to the Company's financial reporting on both a quantitative or qualitative basis.

We do not believe that reviewing the results of these periods in isolation would be useful in identifying any trends in or reaching any conclusions regarding our overall operating performance. Management believes that operating metrics for the Successor period when combined with the Predecessor period provides more meaningful comparisons to other periods and are useful in identifying current business trends. Accordingly, the tables below present the combined results for the nine months ended December 31, 2020. The combined results (referenced as “Combined (Non-GAAP)”) for the nine months ended December 31, 2020 represent the sum of the reported amounts for the Predecessor period from April 1, 2020 through August 31, 2020 combined with the Successor period from September 1, 2020 through December 31, 2020. These combined results are not considered to be prepared in accordance with U.S. GAAP and have not been prepared as pro forma results under applicable regulations. The combined operating results are presented for supplemental purposes only, may not reflect the actual results we would have achieved absent our emergence from bankruptcy, may not be indicative of future results and should not be viewed as a substitute for the financial results of the Predecessor period and Successor period presented in accordance with GAAP.

Nine Months Ended December 31, 2020 (Unaudited)

Pyxus International, Inc.	Successor	Predecessor	Combined (Non-GAAP)
(in thousands)	Four months ended December 31, 2020	Five months ended August 31, 2020	Nine months ended December 31, 2020
Sales and other operating revenues	$497,394	$447,600	$944,994
Cost of goods and services sold	424,498	402,594	827,092
Gross profit	72,896	45,006	117,902
Selling, general, and administrative expenses	61,627	87,858	149,485
Other income (expense), net	2,736	(539)	2,197
Restructuring and asset impairment charges	8,991	566	9,557
Operating income (loss)*	5,014	(43,957)	(38,943)
Debt retirement expense	—	828	828
Interest expense	33,101	46,616	79,717
Interest income	180	1,426	1,606
Reorganization items	—	105,984	105,984
Income tax (benefit) expense	(6,091)	292	(5,799)
Income from unconsolidated affiliates	7,798	2,358	10,156
Net loss attributable to noncontrolling interests	(540)	(962)	(1,502)
Net (loss) income attributable to Pyxus International, Inc.*	$(13,478)	$19,037	$5,559

* Amounts may not equal column totals due to rounding

Leaf - North America Segment
	Successor	Predecessor	Combined (Non-GAAP)
(in thousands)	Four months ended December 31, 2020	Five months ended August 31, 2020	Nine months ended December 31, 2020
Operating income	$5,384	$376	$5,760

Leaf - Other Regions Segment
	Successor	Predecessor	Combined (Non-GAAP)
(in thousands)	Four months ended December 31, 2020	Five months ended August 31, 2020	Nine months ended December 31, 2020
Operating income (loss)	$24,988	$(1,028)	$23,960

Other Products and Services Segment
	Successor	Predecessor	Combined (Non-GAAP)
(in thousands)	Four months ended December 31, 2020	Five months ended August 31, 2020	Nine months ended December 31, 2020
Operating loss	$(25,358)	$(43,305)	$(68,663)

Reconciliation of Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)(1) (Unaudited)

	Three Months Ended		Nine Months Ended			Fiscal Year Ended		LTM(14)
(in thousands)	December 31, 2020	December 31, 2019	December 31, 2020*	December 31, 2019	December 31, 2018	March 31, 2020	March 31, 2019	December 31, 2020	December 31, 2019
Net (loss) income attributable to Pyxus International, Inc.	$(8,165)	$(21,993)	$5,559	$(100,308)	$(60,487)	$(264,661)	$(70,467)	$(158,794)	$(110,288)
Plus: Interest expense(2)	24,898	32,200	79,717	101,346	102,182	136,656	135,553	115,027	134,717
Plus: Income tax expense (benefit)	4,492	(914)	(5,799)	25,238	26,900	131,789	37,840	100,752	36,178
Plus: Depreciation and amortization expense	9,806	8,408	29,881	26,003	26,887	35,828	35,747	39,706	34,863
EBITDA(1)	31,031	17,701	109,358	52,279	95,482	39,612	138,673	96,691	95,470
Plus: Abnormal unrecovered advances to suppliers(3)	—	—	793	—	—	—	—	793	—
Plus: Reserves for doubtful customer receivables	1,893	—	697	1	2,136	8,715	6,821	9,411	4,686
Plus: Non-cash employee stock based compensation	—	242	(10)	1,054	1,156	1,231	1,544	167	1,442
Less: Other income (expense), net	4,669	(401)	2,197	4,061	13,473	2,133	14,217	269	4,805
Plus: Fully reserved recovery of tax(4)	—	2,513	2,938	7,685	6,851	9,039	10,418	4,292	11,252
Plus: Restructuring and asset impairment charges	7,774	672	9,557	892	3,390	5,646	4,946	14,311	2,448
Plus: Goodwill Impairment	—	—	—	—	—	33,759	—	33,759	—
Plus: Reorganization Items(5)	—	—	(105,984)	—	—	—	—	(105,984)	—
Plus: Debt Restructuring(6)	3,338	—	21,814	—	—	1,406	—	23,220	—
Plus: Write-down of US Hemp Inventory(7)	—	—	19,320	—	—	1,165	—	20,485	—
Plus: Costs associated with transformation related to "One Tomorrow" new business initiatives, not anticipated to be recurring costs(8)	47	1,947	110	13,821	2,789	14,441	8,127	730	19,159
Plus: Costs associated with reorganization of legal entities(9)	—	253	—	553	930	559	1,543	6	1,166
Plus: Costs associated with the 2017 U.S. Tax Reform Act(10)	—	—	—	—	1,064	—	1,657	—	593
Plus: Debt retirement (benefit) expense	—	—	828	—	(1,753)	—	(1,753)	828	—
Plus: Amortization of basis difference - CBT investment(11)	472	348	1,133	1,194	1,110	1,520	1,551	1,459	1,635
Plus: One time impact of newly imposed Argentinian Excise Tax(12)	—	—	—	—	2,499	—	2,818	—	319
Plus: Kenyan investigation legal & professional costs	—	—	—	—	300	—	308	—	8
Less: Kenyan green leaf operation Adjusted EBITDA(13)	2	(112)	57	(631)	(580)	(776)	(882)	(88)	(933)
Adjusted EBITDA(1)	$39,884	$24,189	$58,300	$74,049	$103,061	$115,736	$163,318	$99,987	$134,306
*Combined (Non-GAAP). See accompanying reconciliations to the periods presented in the Form 10-Q for the combined nine-month period ended December 31, 2020.

1.Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) are not measures of results of operations under generally accepted accounting principles in the United States (“U.S. GAAP”) and should not be considered as an alternative to other U.S. GAAP measurements. We have presented EBITDA and Adjusted EBITDA to adjust for the items identified above because we believe that it would be helpful to the readers of our financial information to understand the impact of these items on our reported results. This presentation enables readers to better compare our results to similar companies that may not incur the impact of various items identified above. Management acknowledges that there are many items that impact a company's reported results and this list is not intended to present all items that may have impacted these results. EBITDA, Adjusted EBITDA and any ratios calculated based on these measures are not necessarily comparable to similarly-titled measures used by other companies or appearing in our debt obligations or agreements. EBITDA and Adjusted EBITDA as presented may not equal column or row totals due to rounding.
2.As a result of adoption of standard ASU No. 2017-07 related to Compensation-Retirement Benefits on April 1, 2018, the nine months ended December 31, 2018 reflects a reclassification of $317 from SG&A to Interest expense. The fiscal year ended March 31, 2019 reflects a reclassification of $317 from SG&A to Interest expense.
3.Unrecovered amounts expensed directly to cost of goods and services sold in the income statement for abnormal yield adjustments or unrecovered amounts from prior crops. Normal yield adjustments are capitalized into the cost of the current crop and are expensed as cost of goods and services sold as that crop is sold.
4.Represents income (included in Other (expense) income, net) from cash received in the period presented from the sale of Brazilian intrastate trade tax credits that had been generated by intrastate purchases of tobacco primarily in prior crop years. The Brazilian states of Rio Grande do Sul and Santa Catarina permit the sale or transfer of excess credits to third parties subject to approval by the related tax authorities. The Company has long-term agreements with these Brazilian state governments regarding the amounts and timing of credits that can be sold. Intrastate trade tax credits that are not able to be sold under existing agreements are capitalized into the cost of the current crop and are expensed as cost of goods and services sold as that crop is sold.
5.Represents expenditures, gains, and losses that were realized or incurred subsequent to the commencement of the Chapter 11 Cases and as a direct result of the Chapter 11 Cases, which are reported as reorganization items in the condensed consolidated statements of operations, and are primarily composed of write-off of unamortized debt issuance costs and discount, fresh start reporting adjustments, legal, valuation, and consulting professional fees pertaining to the Chapter 11 Cases, United States trustee fees, and debtor-in-possession financing fees.
6.Legal and professional fees incurred in connection with the Chapter 11 Cases, including in preparation for the commencement of the Chapter 11 Cases, not otherwise included in “Reorganization items.”
7.Write-offs of U.S. industrial hemp inventory driven by a shift in expected future products mix in response to market supply conditions and continued market price compression.
8.Includes expenses incurred associated with the development and implementation of the "One Tomorrow" business transformation strategy to develop Canadian cannabis, industrial hemp and e-liquid businesses and exploration of potential monetization transactions involving the Company's interest in these businesses, including legal, strategic consulting, business brokerage and other professional fees, communications expenses consisting principally of fees to branding consultants and for translation services, and human resources expenses, including primarily professional fees related to recruiting and employee communications.
9.Includes expenses incurred associated with the internal reorganization of legal entities within the leaf tobacco segments of the company to align with operations, including legal, strategic and tax consulting expenses.
10.Includes consulting expenses incurred associated with the implementation of the 2017 U.S. Tax Reform Act, which became effective January 1, 2018.
11.Related to a former Brazilian subsidiary that is now deconsolidated following the completion of a joint venture in March 2014.
12.The initial impact of the imposition of the Argentinian Excise Tax was $2,818 for the fiscal year ended March 31, 2019 and $1,574 and $2,499 respectively for the quarter and nine months ended December 31, 2018. The initial cost of the excise tax could not be addressed with customers due to the timing of enactment and the nature of our customer contracts. Subsequent customer contracts contemplate the impact of the excise tax.
13.Adjusted EBITDA of our former green leaf sourcing operation in Kenya is calculated on the same basis as Adjusted EBITDA presented in this table. In fiscal year 2016 we decided to exit green leaf sourcing in the Kenyan market as part of our restructuring program.
14.Items for the twelve months ended December 31, 2020 are derived by adding the items for the nine months ended December 31, 2020 as presented in the table and the fiscal year ended March 31, 2020 and subtracting the items for the nine months ended December 31, 2019. Items for the twelve months ended December 31, 2019 are derived by adding the items for the nine months ended December 31, 2019 and the fiscal year ended March 31, 2019 and subtracting the items for the nine months ended December 31, 2018.

Reconciliation of Combined Leaf Segments Adjusted EBITDA (“Leaf Segments Adjusted EBITDA”)(1) (Unaudited)

	Three Months Ended		Nine Months Ended			Fiscal Year Ended		LTM(12)
(in thousands)	December 31, 2020	December 31, 2019	December 31, 2020*	December 31, 2019	December 31, 2018	March 31, 2020	March 31, 2019	December 31, 2020	December 31, 2019
Leaf - North America segment Operating income	$4,475	$2,609	$5,760	$5,880	$7,888	$8,008	$10,113	$7,888	$8,105
Leaf - Other Regions segment Operating income	21,100	25,508	23,960	59,016	70,010	69,149	112,180	34,093	101,186
Total Combined Leaf Segments Operating income	25,575	28,117	29,720	64,896	77,898	77,157	122,293	41,981	109,291
Less: Debt retirement (benefit) expense(2)	—	—	738	—	(1,661)	—	(1,633)	738	28
Plus: Interest income	104	426	1,541	2,972	2,593	3,821	3,367	2,390	3,746
Less: Reorganization items(5)	—	—	(93,171)	—	—	—	—	(93,171)	—
Plus: Equity in net income of unconsolidated affiliates	7,034	938	8,793	5,996	4,883	5,916	7,408	8,713	8,521
Less: Net (loss) income attributable to noncontrolling interests	(149)	(109)	(631)	(321)	(492)	(229)	(108)	(539)	63
Plus: Depreciation and amortization expense	7,969	7,738	23,593	23,389	24,703	31,354	32,760	31,558	31,446
Leaf Segments EBITDA(1)	40,831	37,328	156,711	97,574	112,230	118,477	167,569	177,614	152,913
Plus: Abnormal unrecovered advances to suppliers(3)	—	—	793	—	—	—	—	793	—
Plus: Reserves for doubtful customer receivables	1,893	—	691	1	2,064	8,715	6,749	9,405	4,686
Plus: Non-cash employee stock based compensation	—	118	(7)	444	844	629	1,190	178	790
Less: Other (expense) income, net	(983)	1,197	(272)	4,994	13,256	11,744	13,989	6,478	5,727
Plus: Fully reserved recovery of tax(4)	—	2,513	2,938	7,685	6,851	9,039	10,418	4,292	11,252
Plus: Restructuring and asset impairment charges	2,702	672	4,445	892	3,390	5,364	4,946	8,917	2,448
Plus: Goodwill Impairment	—	—	—	—	—	16,463	—	16,463	—
Plus: Reorganization Items(5)	—	—	(93,171)	—	—	—	—	(93,171)	—
Plus: Debt Restructuring(6)	2,368	—	14,987	—	—	718	—	15,705	—
Plus: Costs associated with reorganization of legal entities(7)	—	253	—	553	930	559	1,543	6	1,166
Plus: Costs associated with the 2017 U.S. Tax Reform Act(8)	—	—	—	—	777	—	1,277	—	500
Plus: Debt retirement (benefit) expense(2)	—	—	738	—	(1,661)	—	(1,633)	738	28
Plus: Amortization of basis difference - CBT investment(9)	472	348	1,133	1,194	1,110	1,520	1,551	1,459	1,635
Plus: One time impact of newly imposed Argentinian Excise Tax(10)	—	—	—	—	2,499	—	2,818	—	319
Plus: Kenyan investigation legal & professional costs	—	—	—	—	300	—	308	—	8
Less: Kenyan green leaf operation Adjusted EBITDA(11)	2	(112)	57	(631)	(580)	(776)	(882)	(88)	(933)
Leaf Segments Adjusted EBITDA(1)	$49,247	$40,147	$89,473	$103,980	$116,658	$150,516	$183,629	$136,009	$170,951
*Combined (Non-GAAP). See accompanying reconciliations to the periods presented in the Form 10-Q for the combined nine-month period ended December 31, 2020.

1.Leaf Segments EBITDA and Leaf Segments Adjusted EBITDA are not measures of results of operations under generally accepted accounting principles in the United States (“U.S. GAAP”) and should not be considered as an alternative to other U.S. GAAP measurements. We have presented Leaf Segments EBITDA and Leaf Segments Adjusted EBITDA to present combined information for the Leaf - North America and Leaf - Other Regions segments for the items identified above because we believe that it would be helpful to the readers of our financial information to understand the impact of these items on the reported results of the Company's leaf tobacco reportable segments separate from the other reportable segment. This presentation provides readers with disaggregated information adjusted for the sporadic impact of the various items identified above. Management acknowledges that there are many items that impact reported results and this list is not intended to present all items that may have impacted these results. These non-GAAP measures and any ratios calculated based on these measures are not necessarily comparable to similarly-titled measures used by other companies. Leaf Segments EBITDA and Leaf Segments Adjusted EBITDA as presented may not equal column or row totals due to rounding.
2.Allocation of benefit based on total consolidated assets.
3.Unrecovered amounts expensed directly to cost of goods and services sold in the income statement for abnormal yield adjustments or unrecovered amounts from prior crops. Normal yield adjustments are capitalized into the cost of the current crop and are expensed as cost of goods and services sold as that crop is sold.
4.Represents income (included in Other income (expense)) from cash received in the period presented from the sale of Brazilian intrastate trade tax credits that had been generated by intrastate purchases of tobacco primarily in prior crop years. The Brazilian states of Rio Grande do Sul and Santa Catarina permit the sale or transfer of excess credits to third parties subject to approval by the related tax authorities. The Company has long-term agreements with these Brazilian state governments regarding the amounts and timing of credits that can be sold. Intrastate trade tax credits that are not able to be sold under existing agreements are capitalized into the cost of the current crop and are expensed as cost of goods and services sold as that crop is sold.
5.Represents expenditures, gains, and losses that were realized or incurred subsequent to the commencement of the Chapter 11 Cases and as a direct result of the Chapter 11 Cases, which are reported as reorganization items in the condensed consolidated statements of operations and allocated to the segments based on the internal methodologies consistently applied to the allocation of analogous items to the Company's segments and are primarily composed of write-off of unamortized debt issuance costs and discount, fresh start reporting adjustments, legal, valuation, and consulting professional fees pertaining to the Chapter 11 Cases, United States trustee fees, debtor-in-possession financing fees, other debt restructuring costs, gain on settlement of liabilities subject to compromise, and the issuance of exit facility shares.
6.Legal and professional fees incurred in connection with the Chapter 11 Cases, including in preparation for the commencement of the Chapter 11 Cases, not otherwise included in “Reorganization items,” allocated to the segments based on the internal methodologies consistently applied to the allocation of analogous items to the Company's segments.
7.Includes expenses incurred associated with the internal reorganization of legal entities within the leaf tobacco segments of the company to align with operations, including legal, strategic and tax consulting expenses.
8.Includes consulting expenses incurred associated with the implementation of the 2017 U.S. Tax Reform Act, which became effective January 1, 2018. Allocation of costs based on total consolidated SG&A.
9.Related to a former Brazilian subsidiary that is now deconsolidated following the completion of a joint venture in March 2014.
10.The initial impact of the imposition of the Argentinian Excise Tax was $2,818 for the fiscal year ended March 31, 2019 and $1,574 and $2,499 respectively for the quarter and nine months ended December 31, 2018. The initial cost of the excise tax could not be addressed with customers due to the timing of enactment and the nature of our customer contracts. Subsequent customer contracts contemplate the impact of the excise tax.
11.Adjusted EBITDA of our former green leaf sourcing operation in Kenya is calculated on the same basis as Adjusted EBITDA presented in this table. In fiscal year 2016 we decided to exit green leaf sourcing in the Kenyan market as part of our restructuring program.
12.Items for the twelve months ended December 31, 2020 are derived by adding the items for the nine months ended December 31, 2020 as presented in the table and the fiscal year ended March 31, 2020 and subtracting the items for the nine months ended December 31, 2019. Items for the twelve months ended December 31, 2019 are derived by adding the items for the nine months ended December 31, 2019 and the fiscal year ended March 31, 2019 and subtracting the items for the nine months ended December 31, 2018.

Reconciliation of Other Products and Services Segment Adjusted EBITDA (“Adjusted EBITDA”)(1) (Unaudited)

	Three Months Ended		Nine Months Ended			Fiscal Year Ended		LTM(8)
(in thousands)	December 31, 2020	December 31, 2019	December 31, 2020*	December 31, 2019	December 31, 2018	March 31, 2020	March 31, 2019	December 31, 2020	December 31, 2019
Other Products and Services segment Operating loss	(12,095)	(19,974)	(68,663)	(49,219)	(21,265)	(88,766)	(35,039)	$(108,210)	$(62,993)
Less: Debt retirement (benefit) expense(2)	—	—	90	—	(92)	—	(121)	90	(29)
Plus: Interest income (expense)	21	16	65	(7)	(4)	28	261	100	258
Less: Reorganization items(3)	—	—	(12,812)	—	—	—	—	(12,812)	—
Plus: Equity in net income (loss) of unconsolidated affiliates	529	(682)	1,362	733	1,969	(31)	2,182	598	946
Less: Net income (loss) attributable to noncontrolling interests	94	(345)	(871)	(585)	(277)	(5,429)	(593)	(5,715)	(901)
Plus: Depreciation and amortization expense	1,837	669	6,288	2,614	2,184	4,474	2,987	8,148	3,417
Other Products and Services segment EBITDA(1)	(9,802)	(19,626)	(47,355)	(45,294)	(16,747)	(78,866)	(28,895)	(80,927)	(57,442)
Plus: Reserves for doubtful customer receivables	—	—	7	—	72	—	72	7	—
Plus: Non-cash employee stock-based compensation	—	124	(3)	610	311	602	354	(11)	653
Less: Other income (expense), net	5,653	(1,598)	2,470	(933)	217	(9,611)	228	(6,208)	(922)
Plus: Restructuring and asset impairment charges	5,072	—	5,112	—	—	281	—	5,393	—
Plus: Goodwill Impairment	—	—	—	—	—	17,295	—	17,295	—
Plus: Reorganization Items(3)	—	—	(12,812)	—	—	—	—	(12,812)	—
Plus: Debt Restructuring(4)	970	—	6,827	—	—	688	—	7,515	—
Plus: Write-down of US hemp inventory(5)	—	—	19,320	—	—	1,165	—	20,485	—
Plus: Costs associated with transformation related to "One Tomorrow" new business initiatives, not anticipated to be recurring costs(6)	47	1,947	110	13,821	2,789	14,441	8,127	730	19,159
Plus: Costs associated with the 2017 U.S. Tax Reform Act(7)	—	—	—	—	287	—	380	—	93
Plus: Debt retirement (benefit) expense(2)	—	—	90	—	(92)	—	(121)	90	(29)
Other Products and Services Segments Adjusted EBITDA(1)	$(9,366)	$(15,957)	$(31,174)	$(29,930)	$(13,597)	$(34,783)	$(20,311)	$(36,027)	$(36,644)
*Combined (Non-GAAP). See accompanying reconciliations to the periods presented in the Form 10-Q for the combined nine-month period ended December 31, 2020.
1.Other Products and Services Segment EBITDA and Other Products and Services Segment Adjusted EBITDA are not measures of results of operations under generally accepted accounting principles in the United States (“U.S. GAAP”) and should not be considered as an alternative to other U.S. GAAP measurements. We have presented these non-GAAP measures to adjust for the items identified above because we believe that it would be helpful to the readers of our financial information to understand the impact of these items on the reported results of the Company's Other Products and Services Segment, separate from its other reportable segments. This presentation of Other Products and Services Segment EBITDA and Other Products and Services Segment Adjusted EBITDA provides readers with disaggregated information adjusted for the sporadic impact of various items identified above. Management acknowledges that there are many items that impact reported results and this list is not intended to present all items that may have impacted these results. Other Products and Services Segment EBITDA and Other Products and Services Segment Adjusted EBITDA and any ratios calculated based on these measures are not necessarily comparable to similarly-titled measures used by other companies. Other Products and Services Segment EBITDA and Other Products and Services Segment Adjusted EBITDA as presented may not equal column or row totals due to rounding.
2.Allocation of benefit based on total consolidated assets.
3.Represents expenditures, gains, and losses that were realized or incurred subsequent to the commencement of the Chapter 11 Cases and as a direct result of the Chapter 11 Cases, which are reported as reorganization items in the condensed consolidated statements of operations and allocated to the segments based on the internal methodologies consistently applied to the allocation of analogous items to the Company's segments and are primarily composed of write-off of unamortized debt issuance costs and discount, fresh start reporting adjustments, legal, valuation, and consulting professional fees pertaining to the Chapter 11 Cases, United States trustee fees, debtor-in-possession financing fees, other debt restructuring costs, gain on settlement of liabilities subject to compromise, and the issuance of exit facility shares.
4.Legal and professional fees incurred in connection with the Chapter 11 Cases, including in preparation for the commencement of the Chapter 11 Cases, not otherwise included in “Reorganization items,” allocated to the segment based on the internal methodologies consistently applied to the allocation of analogous items to the Company's segments.
5.Write-offs of U.S. industrial hemp inventory driven by a shift in expected future products mix in response to market supply conditions and continued market price compression.
6.Includes expenses incurred associated with the development and initial implementation of the "One Tomorrow" business transformation strategy, including business development expenses consisting of legal, strategic consulting, business brokerage and other professional fees, communications expenses consisting principally of fees to branding consultants and for translation services, and human resources expenses, including primarily professional fees related to recruiting and employee communications.
7.Includes consulting expenses incurred associated with the implementation of the 2017 U.S. Tax Reform Act, which became effective January 1, 2018. Allocation of costs based on total consolidated SG&A.
8.Items for the twelve months ended December 31, 2020 are derived by adding the items for the nine months ended December 31, 2020 as presented in the table and the fiscal year ended March 31, 2020 and subtracting the items for the nine months ended December 31, 2019. Items for the twelve months ended December 31, 2019 are derived by adding the items for the nine months ended December 31, 2019 and the fiscal year ended March 31, 2019 and subtracting the items for the nine months ended December 31, 2018.